EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q for the quarter ended December 31, 2025 of U-Haul Holding Company (the “Company”), as filed with the Securities and Exchange Commission on February 4, 2026 (the “Report”), I, Edward J. Shoen, President and Chairman of the Board of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

U-Haul Holding Company
a Nevada corporation

/s/ Edward J. Shoen

Edward J. Shoen
Date: February 4, 2026	President and Chairman of the Board

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of U-Haul Holding Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.